UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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PolyMedix, Inc.

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PolyMedix, Inc.
170 N. Radnor Chester Road, Suite 300
Radnor, PA 19087
May 15, 2009
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of PolyMedix, Inc. on June 30, 2009, which will be held at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087 at 10:00 a.m., local time. You will have the opportunity to ask questions and make comments. Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy voting card. The proxy statement included with this notice discusses each of our proposals to be considered at the Annual Meeting. We also have included a copy of our annual report for the year ended December 31, 2008 for your review.
At this year’s meeting, you will be asked to: 1) elect eight directors to serve terms of one year each; 2) approve our 2005 Omnibus Equity Compensation Plan, as amended and restated March 19, 2009, solely to permit certain awards under the amended and restated plan to comply with Sections 422 and 162(m) of the Internal Revenue Code; 3) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and 4) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
I hope that you attend the meeting. Whether or not you plan to be with us, please sign, date, and return your voting card promptly in the enclosed envelope.
Sincerely,
Nicholas Landekic
President & Chief Executive Officer

PolyMedix, Inc.
170 N. Radnor Chester Road, Suite 300
Radnor, Pennsylvania 19087
Notice of Annual Meeting of Stockholders
to be held June 30, 2009
To the Stockholders of PolyMedix, Inc.:
The 2009 Annual Meeting of Stockholders will be held at the Radnor Hotel at 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087 on Tuesday, June 30, 2009 at 10:00 a.m., local time. During the Annual Meeting, stockholders will be asked to:
(1)	Elect eight directors to serve for terms of one year each or until the election and qualification of their successors;
(2)	Approve our 2005 Omnibus Equity Compensation Plan, as amended and restated March 19, 2009, solely to permit certain awards under the amended and restated plan to comply with Sections 422 and 162(m) of the Internal Revenue Code;
(3)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and
(4)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.
If you are a stockholder as of May 5, 2009, you may vote at the meeting. The date of mailing this Notice of Meeting and Proxy Statement is on or about May 15, 2009.
By order of our Board of Directors
Edward F. Smith
Secretary

PROXY STATEMENT
This Proxy Statement and the accompanying proxy card are first being mailed, beginning on or about May 15, 2009, to owners of shares of common stock of PolyMedix, Inc. (which may be referred to herein as “we,” “us” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (“Board”) for our Annual Meeting of Stockholders to be held on June 30, 2009 at 10:00 a.m., local time, at the Radnor Hotel, 591 East Lancaster Avenue, St. Davids, PA 19087 (referred to herein as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2009: The Notice of Annual Meeting, Proxy Statement and 2008 Annual Report to Stockholders are also available at http://www.polymedix.com/proxy.php

ABOUT THE MEETING: QUESTIONS AND ANSWERS
What am I voting on?
At this year’s meeting, you will be asked to:
(1)	Elect eight directors to serve for terms of one year each or until the election and qualification of their successors;
(2)	Approve our 2005 Omnibus Equity Compensation Plan, as amended and restated March 19, 2009, solely to permit certain awards under the amended and restated plan to comply with Sections 422 and 162(m) of the Internal Revenue Code;
(3)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and
(4)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.
Who is entitled to vote at the Annual Meeting, and how many votes do they have?
Stockholders of record at the close of business on May 5, 2009 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 59,845,065 shares of common stock outstanding on May 5, 2009. From June 15, 2009 through June 26, 2009, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Edward F. Smith, our Corporate Secretary, at (484) 598-2332 to arrange a visit to our offices. In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.
How do I vote?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you have the right to vote in person at the Annual Meeting or by proxy. To vote by proxy: mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to AST Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.
Alternatively, if you are a stockholder of record you may vote by telephone by calling toll-free at 1-800-PROXIES from any touch-tone telephone and follow the instructions or by Internet by accessing www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when voting by either of these two methods.
By utilizing the vote by mail proxy method discussed above, you will be designating Nicholas Landekic, our President and Chief Executive Officer and Edward F. Smith, our Vice President, Chief Financial Officer and Secretary, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.
Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.
If your shares are held in the name of a bank, broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting procedures they provide.

What is a proxy?
A proxy is a person you appoint to vote on your behalf. By using the method discussed above, you will be appointing Nicholas Landekic, our President and Chief Executive Officer and Edward F. Smith, our Vice President, Chief Financial Officer and Secretary, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.
How will my proxy vote my shares?
If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of directors (see Proposal 1) and “FOR” Proposals 2 and 3. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.
If your shares are held in the name of a bank, broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting procedures your bank, broker or other nominee provides.
You should instruct your bank, broker or other nominee how to vote your shares. If you do not give voting instructions to the bank, broker or other nominee the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. If you do not provide voting instructions to your bank, broker or other nominee and your bank, broker or other nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are presently none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.
How do I change my vote?
You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
•	Notifying our Corporate Secretary, Edward F. Smith, in writing at 170 N. Radnor Chester Rd., Suite 300, Radnor, Pennsylvania, 19087, that you are revoking your proxy;

•	Submitting a proxy at a later date by telephone or via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	Attending and voting by ballot at the Annual Meeting.
Who will count the votes?
A representative from American Stock Transfer & Trust Company, our transfer agent, will act as the inspector of election and count the votes.
What constitutes a quorum?
The holders of a majority of the 59,845,065 eligible votes as of the record date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?
Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the eight nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.
Approval of our 2005 Omnibus Equity Compensation Plan, as amended and restated March 19, 2009, solely to permit certain awards under the amended and restated plan to comply with Sections 422 and 162(m) of the Internal Revenue Code; and Ratification of the Appointment of Independent Registered Public Accounting Firm. For Proposals 2 and 3, the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.
Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter at the meeting in order to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws. On any such proposal, abstentions will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.
What percentage of our common stock do our directors and officers own?
As of May 5, 2009, our current directors and executive officers beneficially owned approximately 13.9% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 22 for more details.
Who is soliciting proxies, how are they being solicited, and who pays the cost?
We, on behalf of our Board of Directors, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone, or facsimile. We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.
Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?
Deloitte & Touche LLP served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal year ended December 31, 2008. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the meeting.

What are the recommendations of our board of directors?
The recommendations of our Board of Directors are set forth together with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote:
•	FOR election of the nominated directors (see Proposal 1);
•	FOR approval of our 2005 Omnibus Equity Compensation Plan, as amended and restated March 19, 2009, solely to permit certain awards under the amended and restated plan to comply with Sections 422 and 162(m) of the Internal Revenue Code (see Proposal 2); and
•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (see Proposal 3).
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.
If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.
Will the directors be in attendance at the meeting?
We currently expect all of our directors standing for re-election to be in attendance at the Annual Meeting. It has been customary for our directors to attend our annual meetings of stockholders. All of the then-current directors attended the 2008 Annual Meeting of Stockholders.
How may I obtain additional copies of this Proxy Statement or Annual Report included with the Proxy Statement?
You may request a copy of this Proxy Statement or Annual Report, by writing to our Corporate Secretary at 170 N. Radnor-Chester Road., Suite 300, Radnor, Pennsylvania 19087, via e-mail at esmith@polymedix.com or by telephoning Mr. Smith at (484) 598-2332.

GOVERNANCE OF THE COMPANY
Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of Delaware and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees.
We, upon the advice of our Corporate Governance and Nominating Committee, continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for us. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC.
During 2008, the Board held nine meetings and our Board’s standing committees held a total of 15 meetings. Each of our directors attended at least 75% of the total number of (i) Board meetings and (ii) meetings of the Board committees on which he or she served (during the periods that he or she served).
Stockholder Communications
Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 170 N. Radnor Chester Rd., Suite 300, Radnor, PA 19087. These communications will be reviewed by the office of the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board. The Corporate Secretary’s office will treat communications containing complaints relating to accounting, internal accounting controls, or auditing matters as reports under our Whistleblower Policy. Further, the Corporate Secretary’s office will disregard communications that are bulk mail, solicitations to purchase products or services, not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.
General Communications. The Corporate Secretary’s office will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Chairman of the Nominating and Corporate Governance Committee (the “Governance Committee”).
Stockholder Proposals and Director Nominations and Recommendations. Stockholder proposals are reviewed by the Corporate Secretary’s office for compliance with the requirements for such proposals set forth in our Bylaws and in Regulation 14A of the Securities Exchange Act of 1934 (“Exchange Act”), as described in this Proxy Statement. Stockholder proposals that meet these requirements will be summarized by the Corporate Secretary’s office. Summaries and copies of the stockholder proposals are circulated to the Chairman of the Nominating and Corporate Governance Committee.
Stockholder nominations for directors are reviewed by the Corporate Secretary’s office for compliance with the requirements for director nominations that are set forth in our Bylaws and as described in this Proxy Statement. Stockholder nominations for directors that meet these requirements are summarized by the Corporate Secretary’s office. Summaries and copies of the nominations or recommendations are then circulated to the Chairman of the Nominating and Corporate Governance Committee.

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the same procedures set forth above regarding stockholder nominations for directors.
Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Chairman of the Nominating and Corporate Governance Committee because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary’s office for at least ninety calendar days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.
Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman of the Nominating and Corporate Governance Committee will determine when and whether a stockholder communication should be circulated among one or more members of the Board and/or Company management.
Independence of Directors
In determining the independence of our directors, we apply the definition of “independent director” provided under the rules of the NYSE Amex (formerly the American Stock Exchange). Pursuant to the NYSE Amex rules, the Board concluded its annual review of director independence in May 2009. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors then serving on the Board and those directors nominated for election at the Annual Meeting are independent pursuant to the NYSE Amex rules regarding director independence, with the exception of Nicholas Landekic, who serves as our President and Chief Executive Officer.
Committees of our Board of Directors
The Board has three committees: the Audit Committee (which was established in accordance with Section 3(a)(58)(A) of the Exchange Act; all Audit Committee members satisfy the independence standards of Rule 10A-3 under the Exchange Act and Section 803A of the NYSE Amex Company Guide), the Compensation Committee, and the Nominating and Corporate Governance Committee. Shaun O’Malley (Chairman), Stefan Loren, and Frank Slattery are the current members of the Audit Committee. Brian Anderson (Chairman), William Kelley, Richard Bank, and Michael Lewis are the current members of the Compensation Committee. William Kelley (Chairman), Shaun O’Malley and Frank Slattery are the current members of the Governance Committee. Charters have been adopted for all committees.
Audit Committee
The Audit Committee consists of three non-employee directors, all of whom are “independent” as defined under the rules of the SEC and NYSE Amex. In addition, the Board has determined that Shaun O’Malley, the Chairman of our Audit Committee, qualifies as an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee met four times during 2008 and one member missed two such meetings of the Audit Committee. The role of the Audit Committee includes the following:
•	oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;
•	oversee management’s maintenance of internal controls and procedures for financial reporting;
•	oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;
•	oversee the independent auditor’s qualifications and independence;

•	oversee the performance of the independent auditors, including the annual independent audit of our financial statements;
•	prepare the report required by the rules of the SEC to be included in our proxy statement; and
•	discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Sarbanes-Oxley Act of 2002.
Pursuant to the Audit Committee charter, the Audit Committee is required to annually evaluate the effectiveness and objectivity of our independent registered public accounting firm as well as review and evaluate the effectiveness of the Audit Committee charter itself. Further, on a quarterly basis the Audit Committee reviews our Quarterly Reports or the Annual Report, as applicable, and related press releases, and considers any disclosures made by the CEO or CFO as a result of their evaluation of the effectiveness of our disclosure controls and procedures and its internal control over financial reporting.
The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities and promptly reports to the Board thereon. The Committee’s meetings include executive sessions with representatives of our independent registered public accounting firm without the presence of our management.
A copy of the charter of the Audit Committee is available on our website at www.polymedix.com (under “Investors/Governance”).
Compensation Committee
The Compensation Committee consists of three non-employee directors, all of whom are “independent” as defined in the NYSE Amex rules. In addition, each of the members of the Compensation Committee is an outside director within the meaning of Section 162(m) of the Internal Revenue Code (“Code”) and a “non-employee director” within the meaning of Exchange Act Rule 16b-3. The Compensation Committee met seven times during 2008 and two members of the Compensation Committee each missed one meeting. The role of the Compensation Committee includes the following:
•	develop and recommend to the independent directors of the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer;
•	review, approve and recommend to the independent directors of the Board the annual compensation (base salary, bonus and other benefits) for all of our executives;
•	on an periodic basis, review the annual compensation for our Board;
•	administer our stock incentive plans, including the review and approval of all stock option grants;
•	ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our stockholders; and
•	prepare certain portions of our annual proxy statement, including an annual report on executive compensation.
A copy of the charter of the Compensation Committee is available on our website at www.polymedix.com (under “Investors/Governance”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to otherwise discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the search firm’s fees and other retention terms. During 2008, the Compensation Committee engaged Compensation Resources, Inc., or “Compensation Resources”, to provide salary, bonus, equity and other compensation data for executives for similarly sized companies in our industry. In connection with the engagement of Compensation Resources, the Compensation Committee instructed Compensation Resources to determine, and conduct a study of, a peer group based on other publicly traded companies in the same industry and similar size as our Company to analyze our position in the marketplace with respect to total compensation packages for our executive officers and non-employee directors. Compensation Resources was further asked to assist us in clarifying our executive compensation philosophy and address our competitive position in the marketplace, the appropriate mix of compensation elements, the extent to which our executives will be paid for performance, and the degree to which non-traditional compensation programs will be utilized. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.
Nominating and Corporate Governance Committee
The Governance Committee consists of three independent directors, as that term is defined in the Principles and Policies and NYSE Amex rules.
The Governance Committee met five times during 2008 and all of the members of the Governance Committee attended each meeting. The role of the Governance Committee includes the following:
•	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;
•	determine the desired skills and attributes of members of the Board, taking into account the needs of the business and any applicable listing standards;
•	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;
•	to review on an annual basis and recommend to the Board one member of the Board to serve as Chair;
•	annually recommend to the Board persons to be nominated for election as directors;
•	recommend to the Board the members of all standing Committees;
•	adopt or develop for Board consideration corporate governance principles and policies; and
•	provide oversight to the strategic planning process conducted annually by management.
A copy of the charter of the Governance Committee is available on our website at www.polymedix.com (under “Investors/Governance”).
In making its recommendations as to nominees for election to our Board of Directors, our Governance Committee may consider, in its sole judgment, recommendations of our Chief Executive Officer and other senior executives, other board members, stockholders and third parties. Our Governance Committee may also retain third-party search firms to identify candidates. To date, our Governance Committee has relied on the recommendations of other board members in making its recommendations as to nominees for election to our Board of Directors. Generally, the Board seeks diverse members who possess the background, skills and expertise to make a significant contribution to the Board, us and our stockholders. The Governance Committee looks for relevant experience, such as high-level leadership experience in business or administrative activities, breadth of knowledge about issues affecting us, and the ability and willingness to contribute special competencies to Board activities. The Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on matters relating to us, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Compensation Committee Interlocks and Insider Participation
The current members of the Compensation Committee are Brian Anderson, Richard Bank, William Kelley, and Michael Lewis. Frank DeLape served on the Compensation Committee until his retirement from the Board of Directors in May 2008. Except for Mr. DeLape, none of these individuals has ever been an officer or employee of ours. From August 2005 to November 2005, Mr. DeLape served as the sole officer as well as director of PolyMedix, Inc., formerly BTHC II Acquisition Corp. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Compensation Committee.
Code of Conduct
We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest.
The Code of Ethics includes procedures for reporting violations of the Code of Ethics. In addition, the Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code of Ethics is intended to comply with the rules of the SEC and includes these required procedures. The Code of Ethics is available on our website at www.polymedix.com (under “Investors/Governance”).

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Executive Officers
Nicholas Landekic, 50, has served as President, Chief Executive Officer and Director of PolyMedix, Inc. since November 2005 and of PolyMedix Pharmaceuticals, Inc. where he served in the same capacity since inception in August 2002. Mr. Landekic has more than 20 years of pharmaceutical experience. From 2000 to 2002, he was President and Chief Executive Officer of Locus Discovery. From 1995 to 2000, Mr. Landekic was Senior Vice President of Corporate Development & Investor Relations at Guilford Pharmaceuticals. From 1991 to 1995, Mr. Landekic served as Senior Director of Business Development at Cephalon and, from 1988 to 1991, served as Senior Manager for Strategic Marketing at Bristol-Myers Squibb. He also held positions in Finance and Business Development at Johnson & Johnson Corporation (McNeil Pharmaceutical) from 1985 to 1988 and positions in the research laboratories at the Mt. Sinai Medical Center from 1982 to 1983. Mr. Landekic received an M.B.A. from the State University of New York at Albany, an M.A. in Biology from Indiana University and a B.S. in Biology from Marist College.
J. Gregory Ford, 47, has served as Vice President, Business Development of PolyMedix, Inc. since December 2008. Mr. Ford has over 20 years of biotechnology and pharmaceutical experience. Prior to joining PolyMedix, Mr. Ford was Vice President, Business Development and Strategic Planning for CollaGenex Pharmaceuticals, Inc., from August 2004 until November 2008. Prior to CollaGenex Pharmaceuticals, Inc., Mr. Ford served as Vice President, Global Business Development of SkyePharma US Inc. from February 2003 to April 2004. Prior to SkyePharma US Inc., Mr. Ford served in various positions of increasing responsibility at SkyePharma Canada, Inc. and its predecessor RTP Pharma Inc., Boehringer Ingelheim Pharmaceuticals, Inc., Mylan Laboratories, Inc., and Mylan Pharmaceuticals, Inc. Mr. Ford received an M.B.A and a B.S. in Industrial Engineering from West Virginia University.
Bozena Korczak, Ph.D., 56, has served as Vice President, Drug Development of PolyMedix, Inc. since November 2007. Dr. Korczak has over 20 years of experience in discovery, pre-clinical and clinical research at burgeoning biotechnology organizations. Prior to joining PolyMedix, Dr. Korczak was a consultant for PharmaReach, Ltd., a private drug development consulting company, from October 2005 to November 2007. From September 2001 to October 2005, Dr. Korczak was Vice President of Research and Development of Cytochroma, Inc., a private biotechnology company. Prior to Cytochroma, Inc., Dr. Korczak served in various positions of increasing responsibility at Glycodesign, Inc., Allelix Biopharmaceutical, Inc. and Mount Sinai Hospital. She is an author of thirty-five peer review scientific papers and holds a Ph.D. in biochemistry from the Polish Academy of Science.
R. Eric McAllister, M.D., Ph.D., 67, has served as Vice President, Clinical Development and Chief Medical Officer of PolyMedix, Inc. since November 2006. Dr. McAllister has over 25 years of industry and clinical trials experience, most recently from October 2004 to October 2006 as Sr. Vice President of Clinical Development at CombinatoRx Inc. Prior to that, from May 2002 to October 2004, Dr. McAllister was Vice President, Clinical Research with Sicor Pharmaceuticals, Inc. Dr. McAllister has held various clinical development positions with TAP Pharmaceuticals, Inc., Cholestech Inc., Bristol-Myers Squibb, Co., G.D. Searle and Company, and Syntex Pharmaceuticals Ltd. Dr. McAllister also spent seven years as a clinical investigator with MedStudies. He has worked on the development of such major pharmaceutical products as Lupron, Pravachol, Capoten, Kerlone, Cardene, Calan, Avandia, Actos, Teveten, and Atacand. Dr. McAllister received his M.D. from Dalhousie University, and D. Phil. (Ph.D.) degree from Oxford University, and was also a Rhodes Scholar.
Richard W. Scott, Ph.D., 56, has served as Vice President, Research of PolyMedix, Inc. since November 2005 and of PolyMedix Pharmaceuticals, Inc. since November 2002. Dr. Scott has approximately 20 years of biopharmaceutical industry experience. Most recently, he was Vice President of Biology at Cephalon, Inc. where he held positions of increasing responsibility from 1991 to 2001. From 1985 to 1990, Dr. Scott worked at the research laboratories of DuPont and Company. Dr. Scott has authored more than 45 papers and book chapters, and is named on six patents. Dr. Scott holds a Ph.D. in Microbiology from the University of Pennsylvania and a B.S. in Biology from Muhlenberg College.

Edward F. Smith, 38, has served as Vice President, Finance and Chief Financial Officer of PolyMedix, Inc. since January 2006. Mr. Smith has approximately 15 years of combined biopharmaceutical industry and financial management experience. From 2000 to 2005, he was Executive Director of Finance at InKine Pharmaceutical Company, Inc. (acquired by Salix Pharmaceuticals, Ltd. in 2005). From 1993 to 1999, Mr. Smith held various positions of increasing responsibility in public accounting, most recently as a manager in the audit practice at Deloitte & Touche LLP. Mr. Smith is licensed as a Certified Public Accountant in Pennsylvania and holds a B.S. degree in Business Administration from the University of Hartford.
Summary Compensation Table for 2008 and 2007
The following summary compensation table sets forth information concerning compensation for services rendered in all capacities for the years ended December 31, 2008 and 2007 awarded to, earned by, or paid to: (i) Nicholas Landekic, who served as our President and Chief Executive Officer (our CEO) during 2008 and 2007, (ii) Edward F. Smith, who served as our Vice President, Finance, Chief Financial Officer and Corporate Secretary (our CFO) during 2008 and 2007 and (iii) our three most highly paid executive officers (as determined based on total compensation) other than our CEO and CFO as of December 31, 2008. These individuals are referred to in this report as the Named Executive Officers (or “NEOs”).

				Option		All Other
		Salary	Bonus	Awards		Compensation		Total
Name and Principal Position	Year	($)	($) (3)	($) (4)		($)		($)
Nicholas Landekic	2008	380,000	101,750	393,879	(5)	—		875,629
President, Chief Executive	2007	368,333	111,000	249,853	(6)	—		729,186
Officer and Director

Edward F. Smith	2008	225,000	56,250	105,902	(7)	—		387,152
Vice President, Finance, Chief	2007	222,917	45,000	83,389	(8)	—		351,306
Financial Officer and Secretary

R. Eric McAllister, M.D., Ph.D.	2008	280,000	63,000	192,112	(9)	—		535,112
Vice President, Clinical	2007	280,000	42,000	151,544	(10)	29,329	(15)	502,873
Development, Chief Medical Officer (1)

Richard W. Scott, Ph.D.	2008	265,000	46,375	33,330	(11)	—		344,705
Vice President, Research	2007	263,750	26,500	19,323	(12)	—		309,573

Bozena Korczak, Ph.D.	2008	230,000	51,750	48,721	(13)	—		330,471
Vice President, Drug	2007	32,436	30,000	4,293	(14)	—		62,436
Development (2)

(1)	Dr. McAllister joined PolyMedix in November 2006.

(2)	Dr. Korczak joined PolyMedix in November 2007.

(3)	Represents performance bonus awards. The 2007 bonus award was paid in 2008 and the 2008 bonus award was paid in 2009.

(4)	This column reflects the dollar amount recognized for financial accounting reporting purposes, in accordance with SFAS 123(R), pursuant to our equity compensation plans and, therefore, includes amounts from awards granted in and prior to the applicable fiscal year. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officer. The assumptions used in the calculation of these amounts are described in footnote 6 to our audited financial statements for the year ended December 31, 2008 and our discussion of stock-based compensation in our annual report on Form 10-K filed with the Securities and Exchange Commission under “Management’s Discussion and Analysis Of Financial Condition and Results of Operations—Critical Accounting Policies and Practices” for the year ended December 31, 2008.

(5)	This amount reflects the compensation expense incurred by us in fiscal year 2008 in connection with option grants to Mr. Landekic to purchase 500,000 shares of common stock on December 2, 2005, 231,000 shares of common stock on February 5, 2007, 600,000 shares of common stock on January 23, 2008, and 1,000,000 shares of common stock on December 30, 2008 pursuant to our 2005 Omnibus Equity Compensation Plan.

(6)	This amount reflects the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Mr. Landekic to purchase 500,000 shares of common stock on December 2, 2005 and 231,000 shares of common stock on February 5, 2007 pursuant to our 2005 Omnibus Equity Compensation Plan.

(7)	This amount reflects the compensation expense incurred by us in fiscal year 2008 in connection with option grants to Mr. Smith to purchase 250,000 shares of common stock on January 2, 2006, 30,000 shares of common stock on February 5, 2007, 125,000 shares of common stock on January 23, 2008, and 325,000 shares of common stock on December 30, 2008 pursuant to our 2005 Omnibus Equity Compensation Plan.

(8)	This amount reflects the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Mr. Smith to purchase 250,000 shares of common stock on January 2, 2006 and 30,000 shares of common stock on February 5, 2007 pursuant to our 2005 Omnibus Equity Compensation Plan.

(9)	This amount reflects the compensation expense incurred by us in fiscal year 2008 in connection with option grants to Dr. McAllister to purchase 400,000 shares of common stock on November 13, 2006, 200,000 shares of common stock on January 23, 2008, and 500,000 shares of common stock on December 30, 2008 pursuant to our 2005 Omnibus Equity Compensation Plan.

(10)	This amount reflects the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Dr. McAllister to purchase 400,000 shares of common stock on November 13, 2006 pursuant to our 2005 Omnibus Equity Compensation Plan.

(11)	This amount reflects the compensation expense incurred by us in fiscal year 2008 in connection with an option grant to Dr. Scott to purchase 40,000 shares of common stock on February 5, 2006, 50,000 shares of common stock on January 23, 2008, and 225,000 shares of common stock on December 30, 2008 pursuant to our 2005 Omnibus Equity Compensation Plan.

(12)	This amount reflects the compensation expense incurred by us in fiscal year 2007 in connection with an option grant to Dr. Scott to purchase 40,000 shares of common stock on February 5, 2006, pursuant to our 2005 Omnibus Equity Compensation Plan.

(13)	This amount reflects the compensation expense incurred by us in fiscal year 2008 in connection with option grants to Dr. Korczak to purchase 250,000 shares of common stock on November 13, 2007 and 500,000 shares of common stock on December 30, 2008 pursuant to our 2005 Omnibus Equity Compensation Plan.

(14)	This amount reflects the compensation expense incurred by us in fiscal year 2007 in connection with option grants to Dr. Korczak to purchase 250,000 shares of common stock on November 13, 2007 pursuant to our 2005 Omnibus Equity Compensation Plan.

(15)	This amount represents reimbursement of certain relocation expenses to Dr. McAllister as provided in Dr. McAllister’s offer letter dated October 19, 2006.

Narrative Disclosure to Summary Compensation Table
In 2008, the Compensation Committee of the Board awarded cash bonuses to each of our NEOs. These awards are reflected in the column titled “Bonus” in the Summary Compensation Table above. Such awards were made by the Compensation Committee in its sole discretion at the end of the year after reviewing the recommendations of our Chief Executive Officer for each NEO other than himself, individual goals and targets, the performance of each NEO in the applicable fiscal year, evaluating other components of each NEO’s total compensation package, including the balance of equity to non-equity compensation, each NEO’s total compensation package relative to executives in benchmark peer group companies holding similar positions, the report of the Compensation Committee’s consultant, and our cash position. For benchmarking executive compensation, the Compensation Committee engaged a compensation consulting firm which assisted in establishing a peer group of companies, analyzing peer company compensation data and comparing our compensation programs with the practices of the companies represented in the compensation data reviewed. For 2008, the Compensation Committee’s consulting firm, Compensation Resources, Inc. established a peer group of 35 publicly traded biotechnology companies of similar size to us. The Compensation Committee’s primary consideration in awarding the cash bonuses for 2008 was to bring each NEO’s total compensation package in line with the benchmarks established for executives in peer group companies holding similar positions.
Outstanding Equity Awards
The following table provides information on all stock option awards held by our NEOs as of December 31, 2008. All outstanding equity awards are in shares of our common stock.
Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards (1)
	Number
	of
	Securities		Number of Securities
	Underlying		Underlying
	Unexercised Options		Unexercised Options	Option Exercise
	(#)		(#)	Price	Option Expiration
Name	Exercisable		Unexercisable	($)	Date
Nicholas Landekic	1,000,000	(2)	—	1.50	08/10/2015
President, Chief	500,000	(3)	—	1.50	12/01/2015
Executive Officer and	141,167	(3)	89,833	2.85	02/04/2016
Director	183,333	(3)	416,667	1.10	01/22/2018
	—	(3)	1,000,000	1.18	12/29/2018

Edward F. Smith	243,056	(3)	6,944	1.50	01/01/2016
Vice President,	18,333	(3)	11,667	2.85	02/04/2016
Finance, Chief	38,194	(3)	86,806	1.10	01/22/2018
Financial Officer and	—	(3)	325,000	1.18	12/29/2018
Secretary

R. Eric McAllister,	208,333	(4)	191,667	3.50	11/12/2016
M.D., Ph.D.	61,111	(3)	138,889	1.10	01/22/2018
Vice President,	—	(3)	500,000	1.18	12/29/2018
Clinical Development, Chief Medical Officer

Richard W. Scott, Ph.D.	250,000	(2)	—	1.50	08/10/2015
Vice President, Research	24,444	(3)	15,556	2.85	02/04/2016
	15,278	(3)	34,722	1.10	01/22/2018
	—	(3)	225,000	1.18	12/29/2018

Bozena Korczak, Ph.D.	90,278	(3)	159,722	0.98	11/12/2017
Vice President, Drug	—	(3)	500,000	1.18	12/29/2018
Development

(1)	There are no restricted stock awards outstanding for any of the NEOs.

(2)	Grants with an expiration date of August 10, 2015 have a stated term of ten years and vest 50% on the date of grant and 50% on the one-year anniversary of the grant.

(3)	Grants with expiration dates of December 1, 2015, January 1, 2016, February 4, 2016, January 22, 2018, November 12, 2017 and December 29, 2018 have a stated term of ten years and vest in monthly installments over a three-year period beginning after the date of grant. If a “change in control” (as defined in our 2005 Omnibus Equity Compensation Plan) were to occur, these options would become immediately exercisable in full.

(4)	Grants with expiration dates of November 12, 2016 have a stated term of ten years and vest in 50% on the two-year anniversary of the grant and the remaining 50% vests in monthly installments over a two-year period beginning after the two-year anniversary of the grant. If a “change in control” (as defined in our 2005 Omnibus Equity Compensation Plan) were to occur, these options would become immediately exercisable in full.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Nicholas Landekic
We extended the offer of employment to Nicholas Landekic for the position of President and Chief Executive Officer pursuant to an offer letter dated July 30, 2002, which provided that his annual salary will be at least $250,000 per year. Mr. Landekic’s base salary was increased to $350,000 as of January 1, 2006 and further increased to $380,000 as of February 2007. Mr. Landekic is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board. As an “at-will” employee, Mr. Landekic’s employment can be terminated by us or by him, at any time and for any reason. In the event Mr. Landekic is terminated by us other than for “cause” or other than by reason of his “disability,” or he resigns for “good reason” (each as defined in his offer letter), Mr. Landekic will be entitled to full vesting of all unvested stock options and restricted stock previously granted to him and a cash payment equal to two-years of his then current base salary.
Edward Smith
We extended the offer of employment to Edward Smith for the position of Vice President Finance, Chief Financial Officer and Corporate Secretary pursuant to an offer letter dated December 5, 2005, which provides that his annual salary will be at least $200,000 per year. Mr. Smith’s base salary was increased to $225,000 as of February 2007 and increased to $245,000 effective January 1, 2009. Mr. Smith is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board. As an “at-will” employee, Mr. Smith’s employment can be terminated by us or by him, at any time and for any reason. In the event Mr. Smith is terminated by us other than for “cause” or other than by reason of his “disability” (each as defined in his offer letter), Mr. Smith will be entitled to full vesting of all unvested stock options previously granted to him and a cash payment equal to one-year of his then current base salary.
R. Eric McAllister, M.D., Ph.D.
We extended the offer of employment to R. Eric McAllister, M.D., Ph.D., for the position of Vice President, Clinical Development and Chief Medical Officer pursuant to an offer letter dated October 19, 2006, which provides that his annual salary will be at least $280,000 per year. Dr. McAllister received an initial grant of 400,000 stock options upon joining us, which vested at 50% on Dr. McAllister’s second anniversary date with the remainder vesting monthly over his third and fourth years. In addition, Dr. McAllister is eligible to receive a discretionary cash bonus based on his performance and our performance. Dr. McAllister is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board. As an “at-will” employee, Dr. McAllister’s employment can be terminated by us or by him, at any time and for any reason. In the event Dr. McAllister is terminated by us other than for “cause” or other than by reason of his “disability” (each as defined in his offer letter), Dr. McAllister will be entitled to full vesting of all unvested stock options previously granted to him and a cash payment equal to one-year of his then current base salary. Further, Dr. McAllister received various relocation benefits.

Richard Scott, Ph.D.
We extended the offer of employment to Richard Scott for the position of Vice President, Research pursuant to an offer letter dated September 23, 2002, which provides that his annual salary will be at least $150,000 per year. Dr. Scott’s base salary was increased to $250,000 effective January 1, 2006 and further increased to $265,000 as of February 2007. Dr. Scott is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board. As an “at-will” employee, Dr. Scott’s employment can be terminated by us or by him, at any time and for any reason. In the event Dr. Scott is terminated by us other than for “cause” or other than by reason of his “disability” (each as defined in his offer letter), Dr. Scott will be entitled to full vesting of all unvested stock options and restricted stock previously granted to him and a cash payment equal to one-year of his then current base salary.
Bozena Korczak, Ph.D.
We extended the offer of employment to Bozena Korczak for the position of Vice President Finance, Drug Development pursuant to an offer letter dated November 5, 2007, which provides that her annual salary will be at least $230,000 per year. Dr. Korczak’s base salary increased to $245,000 effective January 1, 2009. Dr. Korczak received an initial grant of 250,000 stock options upon joining us, which vest in equal monthly installments over a three-year period. Dr. Korczak is eligible to receive additional compensation depending upon achievement of performance goals as established by the Board. As an “at-will” employee, Dr. Korczak’s employment can be terminated by us or by her, at any time and for any reason. In the event Dr. Korczak is terminated by us other than for “cause” or other than by reason of her “disability” (each as defined in her offer letter), Dr. Korczak will be entitled to full vesting of all unvested stock options previously granted to her and a cash payment equal to one-year of her then current base salary.
James Gregory Ford
We extended the offer of employment to James Gregory Ford for the position of Vice President of Business Development pursuant to an offer letter dated November 18, 2008, which provides that his annual salary will be at least $260,000 per year. Mr. Ford received an initial grant of 400,000 stock options, which vest 50% on the second anniversary of the grant date and the remainder vest in equal monthly installments thereafter for the third and fourth years from the grant date. Mr. Ford will be eligible to receive a discretionary cash bonus. For 2009, Mr. Ford may receive a maximum potential bonus of up to 100% of his base salary for deals in which Mr. Ford was the primary and lead negotiator and essential to concluding and based on (i) one percent (1%) of cash revenues actually received by us in 2009 for out-licensing deals, (ii) equity investments actually received in 2009 made by corporate partners as part of a strategic investment or business opportunity, and (iii) a 35% bonus payment for in-licensing deals of a marketed or clinical stage LMWH product, or a to be determined amount for any other clinical stage product. As an “at-will” employee, Mr. Ford’s employment can be terminated by us or by him, at any time and for any reason. If Mr. Ford’s employment is terminated as a result of a Qualified Termination (as defined in his offer letter), then Mr. Ford will be entitled to: (a) continuation of his base salary for one year, (b) Company payments of COBRA premiums for up to one year following termination, and (c) full vesting of any unvested stock options. However, if a Qualified Termination occurs within 24 months of the commencement of Mr. Ford’s employment, 200,000 options of his initial grant will vest in lieu of the schedule in (c) above.

Equity Compensation Plan Information
The following table sets forth, as of December 31, 2008, information concerning equity compensation plans under which our securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations or expirations since that date.

(c)
Number of securities
remaining available
	(a)		for
	Number of securities	(b)	future issuance
	to	Weighted-average	under equity
	be issued upon	exercise price of	compensation plan
	exercise	outstanding	(excluding
	of outstanding	options,	securities
	options,	warrants and	reflected column
	warrants and rights	rights	(a))
Equity compensation plans approved by security holders (1)	8,890,000	$1.41	564,500
Equity compensation plans not approved by security holders (2)	1,320,000	$1.60	—
Total:	10,210,000	$1.44	564,500

(1)	Represents 918,000 and 7,972,000 shares of our common stock issuable under our 2002 Equity Compensation Plan and our 2005 Omnibus Equity Compensation Plan, respectively, as of December 31, 2008.

(2)	An aggregate of 1,320,000 shares of our common stock represent portions of prior grants that exceeded the aggregate individual grant limit under our 2002 Equity Compensation Plan or 2005 Omnibus Equity Compensation Plan, as applicable, and are considered to have occurred outside such plans.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees for Election
The Board currently has eight members. William N. Kelley has informed us that he will not stand for re-election to our Board at the Annual Meeting. Our Board, upon the recommendation of our Governance Committee, has nominated Douglas Swirsky to stand for election to the Board at the Annual Meeting. Mr. Swirsky was recommended for a position on our Board by certain of our non-management directors. In addition to Mr. Swirsky’s nomination, the Board, upon the recommendation of the Governance Committee, has nominated each of our incumbent directors other than Dr. Kelley for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve a one-year term or until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.
If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.
The following biographical information is furnished as to each nominee for election as a director and each of the current directors:
Nicholas Landekic. Biographical information for Mr. Landekic is set forth above under “Executive Compensation and Related Information”.
Frank Slattery, Jr., 71, has served as Chairman of the Board of Directors of PolyMedix, Inc. since November 2005 and was a co-founder of PolyMedix Pharmaceuticals, Inc. where he served in the same capacity since inception in August 2002. Frank Slattery is the President and founder of Quintus Corporation, a consulting company, a position he has held since 1995, and Executive Director and Chief Executive Officer of the Philadelphia Orchestra, a position he has held since January 2009. Mr. Slattery was the President, Chief Executive Officer and Director of LFC Financial Corp. from 1969 to 1994. Mr. Slattery was formerly Chairman of the Main Line Health Systems, Inc. and has founded and currently serves as the Chairman of the Board of Directors of several privately held companies, including GelMed Inc., Probaris Technologies, Inc., Franklin Fuel Cells, Inc., Knite, Inc., MinusNine Technologies, Inc. and NanoSelect, Inc. He also currently serves as Vice Chairman and Trustee of the Jefferson Health Systems and a director of Clarient, Inc., a publicly held company. Mr. Slattery holds an A.B. from Princeton University and a J.D. from the Law School of the University of Pennsylvania.
Brian Anderson, 62, has served as a Director of PolyMedix, Inc. since January 2008. Since March 2007 he has served as an advisor to companies involved in the health care industry. From January 2006 until March 2007 Mr. Anderson was employed by Alkermes, Inc., in a market development capacity. Prior to that, from April 2004 to September 2005, Mr. Anderson was Chief Business officer for MediciNova,Inc., a publicly traded specialty pharmaceutical company. Mr. Anderson was an advisor to Montridge, Inc., a boutique investor relations firm from September 2002 to January 2004. He was President and CEO of Cognetix, Inc., a biotechnology company, from 1998 to 2002. Prior to that, from 1995 to 1998, Mr. Anderson was Senior Vice President for Commercial Development at Indevus (formerly Interneuron) Pharmaceuticals, a publicly traded biopharmaceutical company. Mr. Anderson has held various senior level positions in sales, marketing and business development at Bristol-Myers Squibb and Pharmacia (later Pharmacia & Upjohn). Mr. Anderson graduated from the University of Manitoba where he received his Bachelors degree.
Richard W. Bank, M.D., 75, has served as a Director of PolyMedix, Inc. since July 2008. Dr. Bank is currently the President of BioVest Advisors, a consulting company, and has served in such capacity since July 2006. Dr. Bank has served as Senior Portfolio Manager, Managing Director, and Senior Vice President of the Liberty View Health Sciences Fund, a division of Liberty View Capital Management, a Lehman Brothers company, from July 2004 to July 2006. Dr. Bank has served as President and Managing Director of First-Tier Biotechnology Partners from February 1995 until its acquisition by Lehman Brothers in July 2004. From February 1995 through April 1996, Dr. Bank served as President and Secretary of Biomedical Sciences, Incorporated. He has also served as President and Secretary of BioVest Health Sciences, Incorporated since its organization in April 1996 to July 2004. Dr. Bank was Senior Research Analyst Director/Biotechnology SBC Warburg Dillon Read from 1998 to 1999. He was also Entrepreneur-In-Residence in Life Sciences for Tucker Anthony Sutro for 2000 through 2001. Dr. Bank has served as Professor of Medicine at the University of Southern California and was Medical Commissioner for the 1984 Olympic Games. Dr. Bank received his B.S. from Washington & Lee University and his M.D. from Finch University of Health Sciences, The Chicago Medical School.

William N. Kelley, M.D., 69, has served as a Director of PolyMedix, Inc. since November 2005 and of PolyMedix Pharmaceuticals, Inc. since August 2005. Dr. Kelley has served as Professor of Medicine and Professor of Biochemistry and Biophysics at the School of Medicine of the University of Pennsylvania since 1989. From 1989 to 2000, Dr. Kelley served as Executive Vice President of the University of Pennsylvania with responsibilities as Chief Executive Officer for the Medical Center (and Health Systems upon its formation in 1993), Dean of the School of Medicine, and the Robert G. Dunlop Professor of Medicine and Biochemistry and Biophysics. From 1975 to 1989, Dr. Kelley was the John G. Searle Professor and Chair of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan. Prior to joining the faculty at the University of Michigan, Dr. Kelley was Professor of Medicine at Duke University Medical Center. Dr. Kelley currently serves as a director of Merck & Co., Beckman Coulter, Inc. and GenVec, Inc., which are all publicly held companies, and Advanced Bio-Surfaces, Inc., a privately held company. During his career, Dr. Kelley has also served on the editorial boards of 13 medical journals and his bibliography includes over 260 publications, including 17 books. Dr. Kelley holds an M.D. from Emory University.
Michael E. Lewis, Ph.D., 57, has served as a Director of PolyMedix, Inc. since November 2005 and of PolyMedix Pharmaceuticals, Inc. since its inception. Dr. Lewis has more than 30 years of scientific experience in academic and government laboratories and in several major pharmaceutical and biotechnology companies. Since 1994, Dr. Lewis has served as President of BioDiligence Partners, Inc., where he co-founded three other biotechnology companies, Cara Therapeutics, Inc., Arena Pharmaceuticals, Inc. and Adolor Corporation. Dr. Lewis has served as Chief Scientific Advisor and a director of Cara Therapeutics, Inc. since its inception in 2004. He has also served as a director of Aeolus Pharmaceuticals, Inc. since 2004. After serving as Chief Scientific Advisor of Adolor Corporation from 1994 to 1997, Dr. Lewis served as Chief Scientific Advisor of Arena Pharmaceuticals, Inc. from 1997 to 2003, and as a director from 1997 to 2000. Dr. Lewis is a co-founder of Cephalon, Inc. and served at Cephalon as Senior Scientist, Director of Pharmacology, and then as Senior Director of Scientific Affairs from 1988 to 1993. He supervised a molecular pharmacology research laboratory at the E.I. DuPont Co. from 1985 to 1987, and received postdoctoral training in pharmacology at the National Institutes of Health, the University of Michigan, and at the University of Cambridge. He received a Ph.D. from Clark University in 1977.
Stefan D. Loren, Ph.D., 45, has served as a Director of PolyMedix, Inc. since July 2008. Dr. Loren is currently a Managing Director of Westwicke Partners, a consulting company and a consultant to MTB Investment Advisors, a family of equity funds, and has held these positions since August, 2008. Prior to that, Dr. Loren was Analyst/Portfolio Manager with Perceptive Advisors, a health care hedge fund, from May 2007 to August, 2008 and MTB Investment Advisors, a family of equity funds, from August 2005 to May 2007. From July 1997 to August 2005, Dr. Loren was a Managing Director in the healthcare group at Legg Mason. Prior to that, Dr. Loren was a Research Chemist at the advanced technologies division of Abbott Laboratories and a research fellow at the Scripps Research Institute. Dr. Loren received his B.A. from the University of California, San Diego, and his Ph.D. from University of California, Berkeley.
Shaun F. O’Malley, 73, has served as a Director of PolyMedix, Inc. since January 2006. Mr. O’Malley is currently the Chairman Emeritus of Price Waterhouse LLP, a title he has held since July 1995. Prior to 1995, he served as Chairman and Senior Partner of Price Waterhouse LLP. He currently serves as a member of the Boards of Directors of the Finance Company of Pennsylvania, Monell Chemical Senses Center and The Philadelphia Contributionship. Mr. O’Malley holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.
Douglas J. Swirsky, 39, presently serves as Senior Vice President, Chief Financial Officer, Treasurer, and Corporate Secretary of GenVec, Inc., a biopharmaceutical company, a position he has held since 2006. Prior to joining GenVec, Mr. Swirsky was a Managing Director and the Head of Life Sciences Investment Banking at Stifel Nicolaus and held the same position at Legg Mason prior to Stifel Financial’s acquisition of the Legg Mason Capital Markets business in 2005. Mr. Swirsky, a Certified Public Accountant and a CFA charterholder, has also previously held investment banking positions at UBS, PaineWebber, and Morgan Stanley. His experience also includes positions in public accounting and consulting. Mr. Swirsky received his B.S. in Business in Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University.

Continuing Education of Directors
We are committed to supporting the continuing education of our directors on relevant matters. The Governance Committee of the Board will decide on a case-by-case basis the appropriate level and frequency of support to provide.
Compensation of Directors
Directors who are also our employees receive no additional compensation for serving as a director or as a member of any Committee of the Board. All non-employee directors receive a fee of $1,500 and $1,000 per Board meeting and Committee meeting, respectively, and are reimbursed for expenses incurred in connection with attending Board and Committee meetings. In addition, our Chairman of the Board receives an annual retainer of $20,000, the Chairman of the Audit Committee receives an annual retainer of $16,000, the Chairmen of the Compensation and Nominating and Corporate Governance Committees receive annual retainers of $14,000 and all other non-employee directors receive an annual retainer of $12,000.
All new non-employee directors receive an initial grant of options to purchase shares of our common stock upon first becoming a member of the Board. In addition, each non-employee director may, at the discretion of the Board or Compensation Committee of the Board, receive additional equity compensation awards. See the Director Compensation Table below for more details.
Director Compensation for 2008
The following Director Compensation table sets forth information concerning compensation for services rendered by our independent directors for fiscal year 2008.

	Fees Earned or
	Paid in	Option
	Cash	Awards		Total
Name	($)	($) (3)		($)
Frank P. Slattery, Jr. Chairman of the Board	29,000	32,100	(4)	61,100

Shaun F. O’Malley Chairman, Audit Committee	29,000	32,100	(4)	61,100

Brian Anderson Chairman, Compensation Committee	20,000	63,619	(5)	83,619

William N. Kelley, M.D. (1) Chairman, Governance Committee	34,000	32,100	(4)	36,100

Richard W. Bank, M.D.	9,000	33,615	(6)	42,615

Frank M. DeLape (2)	11,000	56,869	(4)	67,869

Michael E. Lewis, Ph.D.	23,000	63,619	(4)	86,619

Stefan D. Loren, Ph.D.	11,000	33,615	(6)	44,615

(1)	Dr. Kelley has informed us that he will not stand for re-election to our Board at the Annual Meeting.

(2)	Mr. DeLape retired from the Board of Directors in May 2008.

(3)	This column reflects the dollar amount recognized for financial accounting reporting purposes, in accordance with SFAS 123(R), pursuant to our equity compensation plans and, therefore, includes amounts from awards granted in and prior to the applicable fiscal year. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officer. The assumptions used in the calculation of these amounts are described in footnote 6 to our audited financial statements for the year ended December 31, 2008 and our discussion of stock-based compensation in our annual report on Form 10-K filed with the Securities and Exchange Commission under “Management’s Discussion and Analysis Of Financial Condition and Results of Operations—Critical Accounting Policies and Practices” for the year ended December 31, 2008.

(4)	Represents the compensation expense incurred by us in fiscal year 2008 in connection with option grants to purchase 150,000 shares of common stock on September 11, 2007. As of December 31, 2008, this director holds options to purchase 330,000 shares of common stock.

(5)	Represents the compensation expense incurred by us in fiscal year 2008 in connection with the option grant to purchase 150,000 shares of common stock on January 23, 2008. As of December 31, 2008, this director holds options to purchase 150,000 shares of common stock.

(6)	Represents the compensation expense incurred by us in fiscal year 2008 in connection with option grants to purchase 150,000 shares of common stock on July 31, 2008. As of December 31, 2008, this director holds options to purchase 150,000 shares of common stock.
Vote and Recommendation
The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the eight nominees with the most votes for election will be elected.
Our Board of Directors recommends a vote “FOR” each of the nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information known to us about beneficial ownership of our common stock by:
•	each of our directors and director nominees;
•	each of our Named Executive Officers as identified in the Summary Compensation Table;
•	all of our directors and executive officers as a group; and
•	each person known by us to beneficially own 5% or more of our common stock.
Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of May 5, 2009, through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of May 5, 2009 are considered to be outstanding. These shares, however, are not considered outstanding as of May 5, 2009 when computing the percentage ownership of each other person.
To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 59,845,065 shares of common stock outstanding as of May 5, 2009.

	Amount and Nature of		Percent of
	Beneficial Ownership		Common
Name and Address of Beneficial Owner (1)	Of Common Stock		Stock

Directors and Named Executive Officers
Nicholas Landekic	3,335,861	(2)	5.4%
Frank P. Slattery, Jr.	2,156,142	(3)	3.6%
Richard W. Scott, Ph.D.	887,183	(4)	1.5%
Michael E. Lewis, Ph.D.	776,042	(5)	1.3%
R. Eric McAllister, M.D., Ph.D.	450,000	(6)	*
Edward F. Smith	396,389	(7)	*
Shaun F. O’Malley	322,860	(8)	*
William N. Kelley, M.D.	326,042	(5)	*
Bozena Korczak, Ph.D.	229,167	(9)	*
Stefan D. Loren, Ph.D.	93,000	(10)	*
Brian Anderson	50,000	(11)	*
Richard W. Bank, M.D.	50,000	(11)	*
Douglas J. Swirsky	—		—

All Directors and Executive Officers as a Group (12 persons):	9,072,685	(12)	13.9%

Five Percent Stockholders (excludes Directors and Executive Officers set forth above):
Act Capital Management, LLLP 2 Radnor Corporate Center, Suite 111 Radnor, PA 19087	6,095,642	(13)	9.9%
Jeffrey H. Porter 300 Drakes Landing Road, Suite 175 Greenbrae, CA 94904	3,355,000	(14)	5.5%
Stephen A. Springer 345 E. 57th Street, 8A New York, NY 10022	3,306,401	(15)	5.4%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of all individuals and entities listed above is PolyMedix, Inc., 170 N. Radnor Chester Rd., Suite 300, Radnor, Pennsylvania 19087.

(2)	Includes 2,163,861 shares of common stock issuable upon exercise of options.

(3)	Includes 296,042 shares of common stock issuable upon exercise of options and 429,000 shares of common stock issuable upon exercise of warrants. The warrants and 477,000 shares of common stock are held in the name of Kate Partners XX, L.P. (“Kate Partners”). Mr. Slattery owns a controlling interest in Kate Partners; therefore, he may be deemed to beneficially own these shares and warrants. Mr. Slattery disclaims beneficial ownership of these securities except to the extent of his pecuniary interest in Kate Partners.

(4)	Includes 349,583 shares of common stock issuable upon exercise of options.

(5)	Includes 296,042 shares of common stock issuable upon exercise of options.

(6)	Includes 450,000 shares of common stock issuable upon exercise of options.

(7)	Includes 396,389 shares of common stock issuable upon exercise of options.

(8)	Includes 301,430 shares of common stock issuable upon exercise of options and 21,430 shares of common stock issuable upon exercise of warrants.

(9)	Includes 229,167 shares of common stock issuable upon exercise of options.

(10)	Includes 50,000 shares of common stock issuable upon exercise of options and 21,500 shares of common stock issuable upon exercise of warrants.

(11)	Includes 50,000 shares of common stock issuable upon exercise of options.

(12)	Includes 5,379,055 shares of common stock issuable upon exercise of options and 471,930 shares of common stock issuable upon exercise of warrants.

(13)	We understand that Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP and Act Capital Partners, LP and that voting and investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners. This figure does not include 3,339,958 shares of common stock issuable upon exercise of outstanding warrants which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants. Also includes 66,000 shares of common stock held in various accounts of which Mr. Ecker personally has sole investment and voting power, 15,000 shares of common stock held by Ms. Frankenfield, 10,000 shares of common stock held jointly by Ms. Frankenfield and her husband, and 2,100 shares of common stock held by Ms. Frakenfeld’s husband. Also includes 960,000 shares of common stock acquired upon the conversion of the Series 2008 Convertible Preferred Stock, as well as 1,180,000 shares of common stock issuable upon exercise of outstanding Series B Warrants at an exercise price of $1.00 per share.

(14)	Mr. Porter is the General Partner for Porter Partners, L.P. and Ben Joseph Partners. Porter Partners, L.P. beneficially owns 2,995,000 shares of common stock, of which approximately 1,325,000 such shares are issuable upon exercise of outstanding warrants. The beneficial ownership of Porter Partners, L.P. does not include approximately 75,000 shares of common stock issuable upon exercise of outstanding warrants which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants. Ben Joseph Partners beneficially owns 285,000 shares of common stock, of which 142,500 such shares are issuable upon exercise of outstanding warrants.

(15)	Includes 409,046 shares of common stock issuable upon exercise of outstanding warrants but does not include approximately 2,203,097 shares of common stock issuable upon exercise of outstanding warrants which are not currently exercisable as a result of aggregate holdings limitations set forth in the warrants.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely upon a review of reports of stock ownership (and changes in stock ownership) and written representations received by us, we believe that our directors and executive officers met all of their filing requirements under Section 16(a) of the Exchange Act during the year ended December 31, 2008, except that the statements of changes in beneficial ownership for Stefan Loren, Ph.D., Frank Slattery, and Shaun O’Malley on September 26, 2008 with respect to purchases of preferred stock units in our September 2008 private placement, and J. Gregory Ford on December 11, 2008 with respect to the grant of stock options were not timely filed.

PROPOSAL 2 — AMENDMENT OF EQUITY COMPENSATION PLAN TO
ALLOW INCENTIVE STOCK OPTION AWARDS
At our Annual Meeting, shareholders will be asked to approve our 2005 Omnibus Equity Compensation Plan, as amended and restated March 19, 2009, by the Board (the “Plan”), solely for the purpose of permitting certain awards which may be made under the Plan to qualify as Incentive Stock Options (or ISOs) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) and/or to satisfy the requirements of performance-based compensation under Section 162(m) of the Code.
In March 2009, pursuant to authority under the Plan, the Board adopted an amendment and restatement in order to increase the number of shares of common stock reserved for issuance under the Plan from 8,263,306 to 23,582,000. The Board adopted the amendment and restatement to ensure that, as we grow over the coming years, we can create incentives for the recruitment and retention of employees and other service providers, by granting awards under the Plan at levels determined appropriate by the Compensation Committee of the Board.
The Board believes that it is in the best interest of the Company and its stockholders that the Board and the Compensation Committee have the flexibility to grant ISOs to our employees and to grant equity awards to our executive officers in a manner that may satisfy the requirements for qualified performance-based compensation under Section 162(m) of the Code in order to enhance our ability to deduct fully the compensation attributable to such awards. In order for a grant that is attributable to the shares added to the Plan as a result of the March 2009 amendment and restatement to qualify as an ISO under Section 422 of the Code, and in order for any such eligible awards to satisfy the performance compensation requirements of Section 162(m) of the Code, our shareholders must approve the increase to the number of shares of common stock reserved for issuance under the Plan.
At our 2008 annual meeting, our stockholders approved a substantially similar amendment and restatement which increased the number of shares of common stock reserved for issuance under the Plan to 8,263,306. If stockholder approval of the Plan is not obtained at this year’s Annual Meeting, the amendment and restatement approved by the Board, including the increase in the number of shares reserved under the Plan, shall continue to be in effect, but awards attributable to shares in excess of the 8,263,306 shares that previously have been approved by stockholders may not qualify as ISOs under Section 422 of the Code and may not satisfy the requirements of performance-based compensation under Section 162(m) of the Code.
We face intense competition in recruiting high quality personnel, and in retaining our employees. The Board continues to believe that stock-based incentives, specifically ISOs, are important compensation factors used in attracting, retaining and awarding employees in order to closely align their interests with those of our stockholders. The Board further believes that the changes reflected in the amended Plan are consistent with our compensation philosophy (and with responsible compensation policies generally) and will preserve our ability to attract and retain capable employees who will add to our continued growth and overall success.
The following is a summary of the material terms and conditions of the Plan, as proposed to be amended and restated, and is qualified in its entirety by the provisions contained in the Plan, as amended and restated, a copy of which is attached to this Proxy Statement as Appendix A. The essential features of the Plan are outlined below:
Shares Subject to the Plan
The maximum number of shares of common stock with respect to which awards may be made under the Plan is 23,582,000. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar event or transaction, the Compensation Committee will make such equitable adjustments to the number, kind and price of shares subject to outstanding grants and to the number of shares available for issuance under the Plan as it deems necessary or appropriate. Shares subject to forfeiture, cancelled or expired awards granted under the Plan will again become available for issuance under the Plan. In addition, shares surrendered in payment of any exercise price or in satisfaction of any withholding obligation arising in connection with an award granted under the Plan will again become available for issuance under the Plan.

Administration
A committee of two or more non-employee directors (who may also be “outside directors” as required by Section 162(m) of the Code) appointed by the Board administers the Plan (the “Committee”). Presently, the Compensation Committee of the Board administers the Plan. The Committee interprets the Plan, selects award recipients, determines the number of shares subject to each award and establishes the price, vesting and other terms of each award. While there are no predetermined performance formulas or measures or other specific criteria used to determine recipients of awards under the Plan, awards are based generally upon consideration of the grantee’s position and responsibilities, the nature of services provided, the value of the services to us, the present and potential contribution of the grantee to our success, the anticipated number of years of service remaining and other factors which the Board or the Committee deems relevant.
Eligibility
Employees, directors, consultants and other service providers of ours and our affiliates are eligible to participate in the Plan, provided, however, that only employees of ours are eligible to receive incentive stock options. Other than consultants and other service providers, the number of currently eligible participants in the Plan is approximately 16. The maximum number of shares that are the subject of grants made under the Plan to any individual during any calendar year may not exceed 1,000,000 shares, subject to certain adjustments. A participant in the Plan may not accrue dividend equivalents during any calendar year in excess of $500,000.
Amendment and Termination of Plan
The Board may amend, alter or discontinue the Plan at any time; provided, however, that the Board may not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws or to comply with applicable stock exchange requirements. The Committee may not reprice options, and the Board may not amend the Plan to permit repricing of options, unless stockholders provide prior approval for such repricing. The Plan will terminate on the day immediately preceding the tenth anniversary of the Plan’s effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
Grants
Grants made under the Plan may consist of incentive stock options, non-qualified stock options, stock appreciation rights or “SARs”, stock awards, stock unit awards, dividend equivalents and other stock-based awards. Each grant is subject to the terms and conditions set forth in the Plan and to those other terms and conditions specified by the Committee and memorialized in a written grant agreement between us and the grant recipient (the “Grant Instrument”).
Stock Options.
The Plan permits the grant of ISOs to our employees and the employees of our subsidiaries. The Plan also provides for the grant of non-qualified stock options (“NQSOs”) to our employees, directors, and consultants and other individuals who perform services for us (as well as to employees, directors, consultants and service providers of our subsidiaries). The exercise price of any stock option granted under the Plan will be equal to or greater than the fair market value of such stock on the date the option is granted, provided, however, that the exercise price of any incentive stock options granted under the Plan to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary of ours, may not be less than 110% of the fair market value of our common stock on the date of grant. Generally, payment of the option price may be made (i) in cash, (ii) with the Committee’s consent, by means of a “net settlement” whereby a number of shares equal to the difference between the number of shares as to which the option is then being exercised and the number of shares actually issued to the participant upon such net settlement will be deemed to have been received by us in satisfaction of the exercise price, (iii) through a broker in accordance with applicable laws, or (iv) with a combination of cash and shares. The participant must pay the option price and the amount of withholding tax due, if any, at the time of exercise. Shares of common stock will not be issued or transferred upon exercise of the option until the option price and the withholding obligation are fully paid.

Under the Plan, each option is exercisable at such time and to such extent as specified in the pertinent Grant Instrument between us and the option recipient. However, no option shall be exercisable with respect to any shares of common stock more than ten years after the date of grant of such award and no incentive stock option that is granted to an employee, who at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of our capital stock, or any parent or subsidiary of ours, may be exercised more than five years from the date of grant. Unless otherwise specified by the appointed committee with respect to a particular option, all options are non-transferable, except upon death.
Effects of Termination of Service with us
Generally, unless provided otherwise in the Grant Instrument, the right to exercise any option or SAR (described below) terminates ninety (90) days following termination of the participant’s relationship with us for reasons other than death, disability or termination for “cause” as defined in the Plan. If the participant’s relationship with us terminates due to death or disability, unless provided otherwise in the Grant Instrument, the right to exercise an option or SAR will terminate the earlier of one year following such termination or the original expiration date. If the participant’s relationship with us is terminated for “cause”, any option or SAR not already exercised will automatically be forfeited as of the date such termination.
Stock Awards
We may issue awards of our common stock pursuant to the terms of the Plan. A stock award may be issued for consideration or for no consideration and may be subject to certain restrictions and risk of forfeiture (such as the completion of a period of service or attainment of a performance goal) as determined by the Committee and set forth in the Grant Instrument governing the stock award. If a participant’s employment terminates before the vesting condition is fulfilled, the shares will be forfeited. While the shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the shares. Unless otherwise determined by the Committee, a stock award entitles the participant to all of the rights of a stockholder of ours, including the right to vote the shares and the right to receive any dividends thereon.
Stock Units
The Plan provides for the grant of stock units to employees, non-employee directors, or consultants or other individuals who perform services for us, subject to any terms and conditions, including the fulfillment of specified performance goals or other conditions, as may be established by the Committee. Each stock unit represents one hypothetical share of common stock and the right of the grantee to receive an amount based on the value of a share of our common stock. Payments with respect to stock units may be made in cash or in shares of common stock as determined by the appointed committee.
Stock Appreciation Rights
The Plan also provides for the grant of SARs, either alone or in tandem with stock options. An SAR entitles its holder to a cash payment of the excess of the fair market value of our common stock on the date of exercise, over the fair market value of our common stock on the date of grant. An SAR issued in tandem with a stock option will have the same terms as the stock option. The terms of an SAR granted alone, without an option, will be established by the Committee, in the Grant Instrument governing the SAR.
Other Stock-Based Award
The Committee may grant other stock-based awards, other than those described herein, that are based on, measured by or payable in shares of common stock on such terms and conditions as the Committee may determine. Such awards may be subject to the achievement of performance goals or other conditions and may be payable in cash, shares of common stock or any combination of cash and shares of common stock as the Committee shall determine.

Dividend Equivalents
The Committee may grant dividend equivalents in connection with grants under the Plan. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of common stock, and upon such terms as the appointed committee may establish, including the achievement of specific performance goals.
Change of Control of the Company
In the event of a Change of Control, as that term is defined in the Plan, of our Company, the Committee has discretion to, among other things, accelerate the vesting of outstanding grants, cashout outstanding grants or exchange outstanding grants for similar grants of a successor company. A Change of Control of our Company will be deemed to have taken place upon the:
•	acquisition by any person of direct or indirect ownership of securities representing more than 50% of the voting power of our then outstanding stock;
•	consolidation or merger of our Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event;
•	sale of substantially all of our assets;
•	liquidation or dissolution of our Company; or
•	occurrence of any similar transaction deemed by the Board to be a Change of Control.
Effect of Federal Income Taxation
NQSOs
There are no federal income tax consequences to participants or to us upon the grant of an NQSO. Upon the exercise of an NQSO, participants will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and we generally will be entitled to a corresponding federal income tax deduction at that time. Upon the sale of shares acquired by exercise of an NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).
ISOs
Participants will not be subject to federal income taxation upon the grant or exercise of an ISO and we will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option exercise price and we will not be entitled to any tax deduction in connection therewith.

If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a “disqualifying disposition”), the participant generally will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares on the date of exercise over the exercise price, or the excess of the amount realized on the sale of the shares over the exercise price. We generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.
Generally, where previously acquired common stock is used to exercise an outstanding ISO or NQSO, appreciation on such stock will not be recognized as income. However, if such common stock was acquired pursuant to the exercise of an ISO, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another ISO prior to the expiration of the applicable holding periods.
SARs
The participant will not recognize any income upon the grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income equal to the value of the shares of common stock and/or cash received upon such exercise, and we will be entitled to a corresponding deduction. Shares received in connection with the exercise of an SAR will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.
Stock Awards
A participant normally will not recognize taxable income upon the grant of a stock award, we will not be entitled to a deduction, until such stock is transferable by the participant or is no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When such common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the common stock at that time and the amount paid by the participant for the shares, if any. We will be entitled to a deduction equal to the income recognized by the participant.
A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock is awarded in an amount equal to the difference between the fair market value of our common stock at that time, determined without regard to any restrictions, and the amount paid by the participant for the shares, if any. In this event, we will be entitled to a deduction equal to the amount recognized as compensation by the participant in the same year. In addition, in this event, the participant will not be required to recognize any taxable income upon vesting of the shares. Any gain or loss recognized by the participant upon subsequent disposition of the common stock will be capital gain or loss (long or short term, depending on how long the shares were held). If, after making the election, any common stock subject to an award is forfeited, the participant will not be entitled to any tax deduction or tax refund.
Stock Units
A participant will not recognize taxable income upon the grant of a stock unit, and we will not be entitled to a deduction, until the shares and/or cash with respect to the stock unit are transferred to the participant, generally at the end of the vesting period. At the time of transfer, the participant will recognize ordinary income equal to the value of that common stock and/or cash. We will be entitled to a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to a stock unit award will result in capital gain or loss (based upon the difference between the price received upon disposition and the participant’s basis in those shares — i.e., generally, the market value of the shares at the time of their distribution).
Section 162(m)
It is intended that the grant of ISOs, NQSOs and SARs under the Plan may be structured to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

New Plan Benefits
Awards are granted under the Plan in the discretion of the Committee. Accordingly, it is not possible to determine the number, name or positions of persons who will benefit from the Plan amendment, if it is approved by stockholders, or the terms of any such benefits.
Vote and Recommendation
The affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval of this proposal.
Our Board of Directors unanimously recommends a vote “FOR” the approval of our 2005 Omnibus Equity Compensation Plan as amended and restated March 19, 2009, solely to permit certain awards under the amended and restated plan to comply with Sections 422 and 162(m) of the Internal Revenue Code.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate it by reference therein.
The audit committee of the board of directors has:
•	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2008 with management;
•	discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP matters relating to its independence.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the consolidated financial statements audited by Deloitte & Touche for the fiscal year ended December 31, 2008 be included in its Annual Report on Form 10-K for such fiscal year.
Audit Committee of the Board of Directors
Shaun O’Malley, Chairman
Stefan Loren
Frank Slattery

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2009. Deloitte & Touche LLP has served as our independent registered public accounting firm since February 2006. Prior to 2006, we did not have an independent registered public accounting firm audit our financial statements or provide other audit services.
Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or Delaware corporate law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2009. In making its recommendation to the Board that stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the Audit Committee considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

	2008	2007

Audit Fees	$165,000	$160,000
Audit Related Fees	$56,000	$86,000
Tax Fees	$0	$0
All Other Fees	$0	$0
Audit Fees. The “Audit Fees” are the aggregate fees billed by Deloitte & Touche LLP for professional services rendered in 2008 and 2007 for the audit of our annual financial statements and for review of financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-Related Fees. The “Audit Related Fees” are the aggregate fees paid to Deloitte & Touche LLP for their consent to the incorporation by reference of our financial statements in various registration statements in 2008 and 2007.
Tax Fees. There were no fees billed in 2008 or 2007 for tax compliance, tax advice or tax planning services.
All Other Fees. There were no fees billed in 2008 or 2007 for other products or services provided by Deloitte & Touche LLP besides the services reported above under “Audit Fees.”
Pre-approval Policies and Procedures.
The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2008 and 2007.

Deloitte & Touche LLP Representatives at Annual Meeting
We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.
Vote Required and Recommendation
The affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval of this proposal.
The Board recommends that stockholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 as described in this Proposal 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Other than compensation agreements and other arrangements which are described in the “Director Compensation” and “Executive Compensation and Related Information” sections of this proxy statement and the transactions described below, during our last two fiscal years, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.
Fordham Financial Management, Inc.
In June 2008, we entered into an Amended and Restated Co-Placement Agent Agreement with Fordham Financial, a former 5% stockholder of ours, and Carter Securities, LLC. As consideration for the placement services rendered by the placement agents, including Fordham Financial, in connection with our July 2008 public offering, during the period from May 2008 to July 2008 Fordham Financial received:
•	a total of $276,000 in commissions, which represented 7% of the gross proceeds we received for units placed by Fordham Financial;
•	reimbursement of out of pocket expenses in an amount not to exceed $20,000 and the fees of Fordham Financial’s legal counsel of up to $50,000 plus approved disbursements; and
•	warrants to purchase 281,578 shares of common stock, which represented 5% of the aggregate number of units sold in the offering. The warrants are currently exercisable, have an exercise price of $1.00 per share and expire July 14, 2013.
Pursuant to the terms and provisions of the Amended and Restated Co-Placement Agent Agreement, we agreed to indemnify and hold harmless the agents, including Fordham Financial, and any sub-agent and/or selected dealer, their affiliates, and their respective controlling persons, directors, officers, shareholders, agents and employees (each referred to as an Indemnified Person) from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel) which were (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us in the July 2008 public offering, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement (directly or indirectly) of any agent, including Fordham Financial, or (B) otherwise relate to or arise out of any agent’s, including Fordham Financial’s, activities on our behalf pursuant to the Amended and Restated Co-Placement Agent Agreement.
In December 2007, Fordham Financial served as a selected dealer in connection with our December 2007 public offering. In consideration for the services rendered by Fordham Financial in connection with the December 2007 public offering, Fordham Financial received a total of $30,720 in commissions, which represented 7% of the gross proceeds we received for units distributed by Fordham Financial. In addition, under a placement agent agreement, which covered Fordham Financial’s activities in the December 2007 public offering, we agreed to indemnify and hold harmless any Indemnified Person, including Fordham Financial, from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel) which were (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us in the December 2007 public offering, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement (directly or indirectly) of any agent, including Fordham Financial, or (B) otherwise relate to or arise out of any agent’s, including Fordham Financial’s, activities on our behalf pursuant to the placement agent agreement.

Private Placement
On September 23, 2008, we entered into Securities Purchase Agreements with certain institutional and individual accredited investors, including three of our directors, in a private placement of $4.25 million of units at $7.00 per unit consisting of (i) one share of our Series 2008 Convertible Preferred Stock and (ii) a Series B Warrant to purchase either shares of our 2008 Convertible Preferred Stock or, if the Series 2008 Convertible Preferred Stock has been converted into our common stock, shares of our common stock.
In connection with the private placement, Stefan Loren, a director of ours, purchased 2,150 units at an aggregate offering price of $15,050; Frank Slattery Jr., a director of ours, purchased 42,900 units at an aggregate offering price of $300,300; and Shaun O’Malley, a director of ours, purchased 2,143 units at an aggregate offering price of $15,001.
Pursuant to the terms of the Securities Purchase Agreements, each share of Series 2008 Convertible Preferred Stock automatically converted into 10 shares of common stock on December 10, 2008 upon the effectiveness of an amendment to our certificate of incorporation to increase the number of shares of common stock authorized for issuance by us to an amount sufficient to cover the issuance of shares of common stock upon conversion of the 2008 Convertible Preferred Stock and the issuance of shares of common stock issuable after such conversion upon exercise of all of the Series B Warrants.
Pursuant to the terms of the Securities Purchase Agreements, we also agreed to file, and filed, a registration statement on Form S-1 covering the resale of common stock issuable on the conversion of the 2008 Convertible Preferred Stock and the issuance of common stock issuable upon exercise of the Series B Warrants.
Each Series B Warrant represents the right to purchase either (a) one share of Series 2008 Convertible Preferred Stock at an exercise price of $10.00 per share or (b) if, at the time the Series B Warrant is exercised, the Series 2008 Preferred Stock has been converted into shares of common stock, ten shares of common stock at an exercise price of $1.00 per share. Each Series B Warrant may be exercised at any time through September 22, 2013. A holder will not have the right to exercise any portion of a Series B Warrant to the extent that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates), would beneficially own in excess of 9.99% of the number of shares of the common stock outstanding immediately after giving effect to such issuance.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
AND STOCKHOLDER PROPOSALS
Advance Notice Requirements for Next Year’s Annual Meeting
Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2010 Annual Meeting of Stockholders must be received by us no later than January 14, 2010 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission.
In accordance with our current Bylaws, for a proposal of a stockholder to be properly brought before our 2010 Annual Meeting of Stockholders, outside the process of Rule 14a-8, stockholder proposals must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our Bylaws, on or after March 2, 2010 and on or before April 1, 2010. However, in the event that the date of next year’s Annual Meeting is advanced by more than 20 days or delayed by more than 60 days from June 30, 2010, stockholder proposals must be received not earlier than the 120th day prior to the date of the 2010 Annual Meeting and not later than the later of the 90th day prior to the 2010 Annual Meeting or the tenth day following the day on which notice of the date of such annual meeting was first mailed or we make public disclosure of the date of the 2010 Annual Meeting, whichever occurs first. You should submit any proposal by a method that permits you to prove the date of delivery to us. Shareholder proposals should be addressed to our Corporate Secretary, at 170 N. Radnor Chester Rd., Suite 300, Radnor, Pennsylvania 19087.
OTHER MATTERS
The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board of Directors, of if no recommendation is given, in their own discretion.
The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.
If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our proxy statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this proxy statement, we will send a copy to you if you address your written request to, or call, Edward F. Smith, Vice President, Chief Financial Officer and Secretary of PolyMedix, Inc., 170 North Radnor-Chester Rd., Suite 300, Radnor, PA 19087, telephone number (484) 598-2332.
Copies of Referenced Documents
Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, PolyMedix, Inc., 170 North Radnor Chester Rd., Suite 300, Radnor, PA 19087.

APPENDIX A
POLYMEDIX, INC
2005 OMNIBUS EQUITY COMPENSATION PLAN
(AMENDED AND RESTATED MARCH 19, 2009)

POLYMEDIX, INC.
2005 OMNIBUS EQUITY COMPENSATION PLAN
(Amended and Restated Effective March 19, 2009)
The Plan was originally effective November 4, 2005 and was then known as the BTHC II Acquisition Corporation 2005 Omnibus Equity Compensation Plan. The Plan is now hereby amended and restated as set forth in this document, effective March 19, 2009 as the PolyMedix, Inc. 2005 Omnibus Equity Compensation Plan. Furthermore and in connection with this amendment and restatement, the Plan is revised to (i) comply with certain changes in the law and US GAAP requirements for stock-based compensation arrangements, (ii) increase the number of shares of the Company’s Common Stock subject to the Plan and (iii) include certain other operational provisions.
The purpose of the PolyMedix, Inc. 2005 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of PolyMedix, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company and its subsidiaries with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.
Definitions
The following terms shall have the meanings set forth below for purposes of the Plan:
A. “Board” shall mean the Board of Directors of the Company.
B. “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition or non-solicitation agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.
C. “Change of Control” shall be deemed to have occurred if~
1. Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) (other than persons who are stockholders on the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or
2. The consummation of (a) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (b) a sale or other disposition of all or substantially all of the assets of the Company, or (c) a liquidation or dissolution of the Company.“Code” shall mean the Internal Revenue Code of 1986, as amended.

D. “Committee” shall mean the committee, consisting of members of the Board, designated by the Board to administer the Plan, as described in Section 2.
E. “Company” shall mean PolyMedix, Inc. and shall include its successors.
F. “Company Stock” shall mean a share of common stock of the Company.
G. “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee.
H. “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend paid by the Company on Company Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on Company Stock in consideration other than cash.
I. “Employee” shall mean an employee of an Employer.
J. “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to other Grants, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.
K. “Employer” shall mean the Company and its subsidiaries and other related entities, as determined by the Committee.
L. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
M. “Exercise Price” shall mean the purchase price of Company Stock subject to an Option.
N. “Fair Market Value” shall mean:
1. If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.
2. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under section 409A of the Code or section 422 of the Code, as applicable.
O. “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

P. “Grant Instrument” shall mean the agreement that sets forth the terms of a Grant, including any amendments.
Q. “Grantee” shall mean an Employee, Non-Employee Director or Key Advisor who receives a Grant under the Plan.
R. “Incentive Stock Option” shall mean an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.
S. “Key Advisor” shall mean a consultant or advisor of an Employer.
T. “Non-Employee Director” shall mean a member of the Board of the Company or member of the board of directors of a subsidiary of the Company who is not an Employee.
U. “Nonqualified Stock Option” shall mean an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.
V. “Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan, as described in Section 6.
W. “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.
X. “Plan” shall mean this PolyMedix, Inc. 2005 Omnibus Equity Compensation Plan as amended from time to time.
Y. “SAR” shall mean a stock appreciation right with respect to a share of Company Stock, as described in Section 9.
Z. “Stock Award” shall mean an award of a share of Company Stock, with or without restrictions, as described in Section 7.
AA. “Stock Unit” shall mean a unit that represents a hypothetical share of Company Stock, as described in Section 8.
Administration
A. Committee. The Plan shall be administered and interpreted by a Committee appointed by the Board. The Committee may consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to Non-Employee Directors. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to such Board or such subcommittee.
B. Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

C. Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.
Grants
Awards under the Plan may consist of grants of Options, Stock Awards, SARs, Stock Units, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Grantees.
Shares Subject to the Plan
D. Shares Authorized. Subject to adjustment as described in subsection (d) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan is 23,582,000 shares.
E. Source of Shares; Share Counting. Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan. Shares of Stock surrendered in payment of the Exercise Price of an Option shall again be available for issuance under the Plan. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.
F. Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock that may be subject to Grants made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described in subsection (d) below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Stock to which the cash payments relate.
G. Adjustments. In the event of a stock dividend, stock split, merger, consolidation, separation or other change in capitalization, spin-off, extraordinary dividend or distribution, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), reclassification, recapitalization, partial or complete liquidation of the Company or other similar event or transaction, the Committee shall make such equitable substitutions or adjustments in the number, kind, and price of shares, or the identity of the issuer of shares, reserved for issuance under the Plan or subject to outstanding Grants under the Plan, and the maximum limitation upon any Grants to be granted to any Grantee, as the Committee determines to be necessary or appropriate to fulfill the purposes for which the Plan was adopted and the Grants were granted; provided, however, that no such substitution or adjustment will be made if such substitution or adjustment would give rise to any tax under Section 409A of the Code; and provided further, that the number of shares subject to any Grant will always be a whole number. Any such adjusted price will be used to determine the amount payable in cash or shares, as applicable, by the Company upon the exercise of any Grant. Any adjustments determined by the Committee shall be final, binding and conclusive.

Eligibility for Participation
H. Eligible Persons. All Employees and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.
I. Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.
Options
The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:
J. Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.
K. Type of Option and Price.
1. The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.
2. The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.
L. Option Term. The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
M. Exercisability of Options.
1. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
2. The Committee may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the Exercise Price or (ii) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.
N. Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

O. Termination of Employment, Disability or Death.
1. Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer as an Employee, Key Advisor or member of the Board.
2. In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
3. In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
4. In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
5. If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 6(0(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.
P. Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, through means of a “net settlement,” whereby no Exercise Price will be due and where the number of Shares issued upon such exercise will be equal to: (A) the product of (1) the number of Shares as to which the Option is then being exercised, and (2) the difference between (i) the then current Fair Market Value per Share and (ii) the Exercise Price, divided by (B) the then current Fair Market Value per Share. A number of Shares equal to the difference between the number of Shares as to which the Option is then being exercised and the number of Shares actually issued to the Grantee upon such net settlement will be deemed to have been received by the Company in satisfaction of the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

Q. Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.
Stock Awards
The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:
R. General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”
S. Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.
T. Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
U. Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.
V. Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.
W. Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Stock Units
The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:
X. Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of Company Stock, if specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.
Y. Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
Z. Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited, unless the Grantee’s employment agreement, if any, with the Employer provides otherwise. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.
AA. Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.
Stock Appreciation Rights
The Committee may grant stock SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:
BB. General Requirements. The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.
CC. Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
DD. Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(0. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.
EE. Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

FF. Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).
GG. Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.
Other Stock-Based Awards
The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8, 9 and 11 of the Plan) that are based on, measured by or payable in Company Stock to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.
Dividend Equivalents
The Committee may grant Dividend Equivalents in connection with Grants under the Plan. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.
Qualified Performance-Based Compensation
The Committee may determine that Stock Awards, Stock Units, Dividend Equivalents and Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply to such Grants. The Committee may also grant Options and SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 12 or otherwise. The following provisions shall apply to Grants of Stock Awards, Stock Units, Dividend Equivalents and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:
HH. Performance Goals. When Stock Awards, Stock Units, Dividend Equivalents and Other Stock-Based Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which performance will be measured, (C) the maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

II. Criteria Used for Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures or goals relating to FDA or other regulatory approvals. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Grantees.
JJ. Certification of Results. The Committee shall certify the performance results for each performance period after the announcement of the Company’s financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Instrument. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units and Other Stock-Based Awards for the performance period shall be forfeited or shall not be made, as applicable.
KK. Death, Disability or Other Circumstances. The Committee may provide in the Grant Instrument that Grants under this Section 12 shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability, a Change of Control, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.
Deferrals
The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.
Withholding of Taxes
LL. Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.
MM. Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.
Transferability of Grants
NN. Restrictions on Transfers. Except as described in subsection (b) below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

OO. Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
Consequences of a Change of Control
Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change of Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Grantee, take one or more of the following actions contingent upon the occurrence of that Change of Control:
1. cause any or all outstanding Options or SARs to become vested and/or immediately exercisable, in whole or in part;
2. cause any or all outstanding Stock Awards, Stock Units and Other Stock-Based Awards to become non-forfeitable, in whole or in part;
3. cancel any Option in exchange for a substitute option in a manner consistent with the requirements of Treas. Reg. §1.424-1(a) (notwithstanding the fact that the original Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);
4. cancel any Stock Award, Stock Units, Other Stock-Based Awards or SAR in exchange for stock awards, stock units, other stock-based awards or stock appreciation rights in respect of the capital stock of any successor corporation or its parent;
5. cause any outstanding Option or SAR to become fully vested and immediately exercisable for a reasonable period in advance of the Change of Control and, to the extent not exercised prior to that Change of Control, cancel that Option or SAR upon closing of the Change of Control;
6. cancel any Option or SAR in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option or SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change of Control and the exercise price of that Option or SAR; provided, that if the Fair Market Value per Share on the date of the Change of Control does not exceed the exercise price of any such Option or SAR, the Committee may cancel that Option or SAR without any payment of consideration therefor; or
7. redeem any Stock Award, Stock Unit and Other Stock-Based Award in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Change of Control.
In the discretion of the Committee, any cash or substitute consideration payable upon cancellation or redemption of a Grant may be subjected to vesting terms substantially identical to those that applied to the cancelled or redeemed Grant prior to the Change of Control.
Requirements for Issuance or Transfer of Shares
PP. Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

QQ. Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successors or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
Amendment and Termination of the Plan
RR. Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.
SS. No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. Adjustments pursuant to Section 4 or Section 16 of the Plan shall not be considered a repricing.
TT. Stockholder Approval for “Qualified Performance-Based Compensation.” If Stock Awards, Stock Units, Dividend Equivalents and Other Stock-Based Awards are granted as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.
UU. Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.
VV. Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(0. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(0 or may be amended by agreement of the Company and the Grantee consistent with the Plan.
WW. Effective Date of the Plan. The Plan shall be effective as of November 4, 2005, subject to approval by the stockholders of the Company.
Miscellaneous
XX. Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the substitute grants as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Grantee the same economic value as the substituted Option.

YY. Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
ZZ. Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Grantee or any other person. No Grantee or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
AAA. Rights of Participants. Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.
BBB. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated
CCC. Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 1 6b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
DDD. Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
EEE. Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

PolyMedix, Inc.
170 North Radnor Chester Road
Radnor, Pennsylvania 19087
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope that have been provided or return to PolyMedix, Inc., c/o AST Operations Center, 6201 15th Avenue, Brooklyn, NY 11219. Please date, sign and mail your proxy card back as soon as possible.
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Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
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Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED
POLYMEDIX, INC.
Vote on Directors

1. ELECTION OF DIRECTORS	For All	Withhold All	For All Except

NOMINEES:	☐	☐	☐

01) Nicholas Landekic	05) Michael Lewis, Ph.D.
02) Frank Slattery, Jr.	06) Stefan Loren, Ph.D.
03) Brian Anderson	07) Shaun F. O’Malley
04) Richard Bank, M.D.	08) Douglas Swirsky
To withhold authority to vote for an individual nominee, MARK “For All Except” and write the nominee’s number on the line below.

2. APPROVE OUR 2005 OMNIBUS EQUITY COMPENSATION PLAN, AS AMENDED AND RESTATED MARCH 19, 2009, SOLELY TO PERMIT CERTAIN AWARDS UNDER THE AMENDED AND RESTATED PLAN TO COMPLY WITH SECTIONS 422 AND 162(M) OF THE INTERNAL REVENUE CODE.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐
4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.
Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title, and if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

Signature:	Email:

Signature (Joint Owners):	Email:

Date:

Date: